                                                                     EXHIBIT 3.1

                                RESTATED CHARTER
                                       OF
                    PROVIDENCE AND WORCESTER RAILROAD COMPANY


         Pursuant to the provisions of Section 7-1.1-59 of the General Laws, 1956, as amended, the undersigned corporation adopts the following Restated Articles of Incorporation:

         FIRST: The name of the corporation is Providence and Worcester Railroad Company.

         SECOND:  The period of its duration is perpetual.

         THIRD: Said corporation is formed for the purpose and shall have the power to conduct a general railroad business in the State of Rhode Island and in all states of the United States; to survey, build, own, lease, acquire, mortgage, operate, and maintain and sell or otherwise dispose of a line or lines of railroad for the purpose of carrying and transporting freight, passengers, baggage, mail and express, and to do a general railroad business for hire and for toll; to purchase, construct, own, maintain and operate wharves, bridges and trestles, and to lay rails and operate railroads thereon; to purchase, construct, own, maintain and operate in connection therewith ferries, vessels, ships, steamers, barges, docks, slips and landings, and discharging places for freight and passenger traffic; to purchase, sell, lease, mortgage, hold and operate all classes of real estate; and to purchase, sell, mortgage, hold, control, and operate easements, franchises, roads and rights-of-way; to construct power plants; to construct and operate common carrier pipelines for hire and for toll in the state of Rhode Island and in all states of the United States; to buy, own, build, maintain, lease and sell, mortgage or otherwise dispose of plants for the manufacture and repair of engines, motors, cars, trucks and rolling stock of all kinds and machinery and mechanical devices of every kind and nature for the furtherance of the purposes herein stated; to do, either as principal or agent and either alone or through subsidiaries or in connection with other persons, firms, associations or corporations, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any one or more of the purposes herein enumerated or designed directly or indirectly to promote the interests of the corporation or to enhance the value of its properties; and in general to engage in any lawful act or activity for which corporations may now or hereafter be organized under the general laws of Rhode Island. In addition to the foregoing, the corporation shall have all powers granted to business corporations pursuant to Section 7-1.1-4 of the General Laws, 1956, as amended.

       FOURTH: The aggregate number of shares which the corporation has authority to issue is 15,000,653 of which 15,000,000 shares thereof, pursuant to the authority granted to the corporation by the last sentence of Section 1 of that certain act passed at the January, 1983, Session of the Rhode Island General Assembly and entitled "An Act Relating To The Eastern Securities Corporation", shall be designated as Common Stock, shall have a par value of $.50 each, and shall have the powers and rights, and the qualifications, limitations and restrictions thereof, as set forth below, and 653 shares thereof shall be designated as Preferred Stock, shall have a par value of $50.00 each, and shall have the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, as set forth below:

(a)  Voting Rights

   (i) The holders of the Common Stock shall be entitled to one vote for each share thereof held by them in the election of one-third (1/3) of the board of directors of the corporation proposed to be elected at any meeting of shareholders held for that purpose (or the nearest larger whole number, if such fraction is not a whole number), voting separately as a class, and the holders of the Preferred Stock shall be entitled to one vote for each share held by them in the election of the balance of the board of directors proposed to be elected at any such meeting, voting separately as a class. The holders of the Common Stock and the holders of the Preferred Stock shall be entitled to one vote per share, voting as separate classes and not together, upon all other matters presented to the shareholders for their approval.

   (ii) A director may be removed, with or without cause, only by a vote of the holders of a majority of the then outstanding shares of the class of capital stock of the corporation which elected such director. If, during the interval between annual meetings of shareholders for the election of directors, the number of directors who have been elected by the holders of a class of capital stock of the corporation shall, by reason of resignation, death or removal, be reduced, the vacancy or vacancies resulting therefrom may be filled by a majority vote of the remaining directors then in office and elected by the holders of such class of stock. Any director elected to fill any such vacancy as herein provided shall hold office only until the next succeeding meeting of the shareholders called for the election of directors, and any director so elected to fill any vacancy may be removed from office, with or without cause, only by vote of the holders of a majority of the shares of the class of capital stock of the corporation which elected such director's predecessor in office.

   (iii) Pursuant to Section 7-1.1-30.3(2) of the General Laws, 1956, as amended, and except for action pursuant to Sections 7-1.1-67, 7-1.1-70.1 and 7-1.1-72 of the General Laws, 1956, as amended, whenever the vote of the shareholders at meeting thereof is required or permitted to be taken for and in connection with any corporate action, such action may be taken without a meeting by the written consent of the shareholders entitled to vote thereon if the shareholders who so consent would be entitled to cast at least the minimum number of votes which would be required to take such action at a meeting at which all shareholders entitled to vote thereon are present. Prompt notice of such action shall be given to all shareholders who would have been entitled to vote upon the action if such meeting were held.

   (iv) The shareholders shall have the sole power and authority to amend or repeal the corporation's bylaws, and the board of directors shall have no power or authority with respect thereto.

(b)  Dividend Rights

   The holders of the shares of Preferred Stock shall be entitled to receive cash dividends at the rate of $5.00 per share per annum, and no more, out of funds at the time legally available for payment of dividends, but only when and as declared by the board of directors. Dividends of the

Preferred Stock shall not cumulate from year to year, but shall in any calendar year be paid in the amount specified above prior to the payment of any dividend on Common Stock in such calendar year. Thereafter, the holders of the shares of Common Stock shall be entitled to receive in such calendar year dividends, out of funds at the time legally available for payment of dividends, when and as declared by the board of directors; provided, however, that in the case of dividends or other distributions payable in stock of the corporation, including distributions pursuant to stock split-ups or divisions of stock of the corporation, only shares of Common Stock shall be distributed with respect to Common Stock. The board of directors may, in its discretion, but subject to the foregoing provisions, declare and pay dividends in respect of shares of Preferred Stock without the concurrent or subsequent declaration or payment of an equal dividend, or any dividend, in respect of the shares of Common stock.

(c)  Liquidation Rights

   In the event of the liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of the Preferred Stock and the holders of the Common Stock shall be entitled to share in all assets of the corporation remaining after the satisfaction or the provision for the satisfaction of all liabilities of the corporation, provided, that each share of Preferred Stock shall be entitled to the receipt of $100 in value of such assets for each $1.00 in value in such assets received by a share of Common Stock and provided, further, that the right of the shares of Common Stock to share in such assets of the corporation shall be subject to appropriate and equitable adjustment by the board of directors, in its discretion, in the event of any reclassification or change in the number of, or any division, combination, stock split, stock dividend payable or similar event with respect to the, Common Stock. A reorganization, consolidation or merger of the corporation (in whatever manner effected, including the sale or transfer of its assets) shall not be regarded as a voluntary reorganization, dissolution or winding up of the corporation.

(d)       Conversion Rights

   (i) Each share of Preferred Stock may at any time be converted, at the option of the holder thereof, into one hundred fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock into which each share of Preferred Stock may be converted shall be subject to appropriate and equitable adjustment by the board of directors, in its discretion, in the event of any reclassification or change in the number of, or any division, combination, stock split, stock dividend payable or similar event with respect to, the Common Stock. Such right may be exercised by the surrender of the certificate representing such share of Preferred Stock to be so converted at the office of the transfer agent for the Common Stock of the corporation (the "Transfer Agent") during normal business hours, accompanied by a written notice of the election by the holder thereof to convert, together with funds in the amount of any applicable transfer tax which is payable as hereinafter provided in subsection (iv), and (if so required by the corporation or the Transfer Agent) an instrument of transfer in form satisfactory to the corporation and to the Transfer Agent, duly executed by such holder or his or her duly authorized attorney.

   (ii) As promptly as practicable after the surrender for conversion of a certificate representing a share or shares of Preferred Stock in the manner provided in the foregoing subsection, and the payment in cash of any amount required by the provisions of such subsection, the corporation will deliver or cause to be delivered at the office of the Transfer Agent, to or upon the written order of the registered holder of the certificate so surrendered, certificate(s) representing the number of fully paid and nonassessable shares of Common Stock issuable upon such conversion, registered in such name(s) as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Preferred Stock, and all rights of the holder of such shares of Preferred Stock as such holder shall terminate at such time, and the person(s) in whose name(s) the certificate(s) representing the shares of Common Stock are to be issued pursuant to such conversion shall be treated for all purposes as having become at such time the record holder(s) of such shares of Common Stock; provided, however, that if a share of Preferred Stock shall be converted subsequent to the record date for the payment of a dividend or other distribution on shares of Preferred Stock but prior to such payment or distribution, the registered holder of such share, at the close of business on such record date, shall be entitled to receive the dividend or other distribution payable on such share in the manner and to the extent that such holder would have been entitled to receive such dividend or other distribution in the absence of such conversion, and that any such surrender on any date when the stock transfer books of the corporation shall be closed shall constitute the person(s) in whose name(s) the certificate(s) representing shares of Common Stock are to be issued as the record holder(s) thereof for all purposes immediately prior to the close of business on the next succeeding day on which such transfer books are open.

   (iii) The corporation covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Preferred Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares of Preferred Stock, provided, that nothing contained herein shall be construed to preclude the corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Preferred Stock by delivery of shares of Common Stock which may at the time be held in the treasury of the corporation. The corporation covenants that if any shares of Common Stock required to be reserved for purposes of conversion hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be issued upon conversion, the corporation will use its best efforts to cause such shares to be duly registered or approved, as the case may be. The corporation will also use its best efforts to list the shares of Common Stock required to be delivered upon conversion of Preferred Stock prior to such delivery upon each national securities exchange on which the outstanding Common Stock is listed at the time of such delivery. The corporation covenants that all shares of Common Stock which shall be issued upon conversion of shares of Preferred Stock will, upon issue, be fully paid and nonassessable and not subject to any preemptive rights.

   (iv) The issuance of certificates for shares of Common Stock upon conversion of shares of Preferred stock as hereinabove provided shall be made without charge for any stamps or any similar tax with respect to such issuance; provided, that if any such certificate is to be issued in a name other than that of the holder(s) of the share(s) of Preferred Stock converted, the person(s) requesting the issuance thereof shall pay to the corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the corporation that such tax has been paid.

   (v) Shares of Preferred Stock converted as provided in the foregoing provisions shall be canceled and shall not be reissued.

     FIFTH: Except as elsewhere in this charter specifically provided, shareholders shall have no preemptive right to acquire unissued or treasury shares of any class or securities convertible into shares or carrying a right to subscribe to or acquire shares.

     SIXTH: (a) A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of the director's duty as a director, except for (i) liability for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) liability for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability imposed pursuant to the provisions of Section 43 of the Rhode Island business Corporation Act, as amended, (iv) liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (v) liability for any transaction from which the director derived an improper personal benefit (unless said transaction is permitted by Section 37.1 of the Rhode Island Business Corporation Act, as amended). If the Rhode Island Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent amended. Any repeal or modification of the provisions of this Section 6 by the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     (b) The board of directors of the corporation may authorize agreements to be entered into with each director for the purpose of indemnifying such director in the manner and to the extent permitted by Section 4.1 of the Rhode Island Business Corporation Act, as amended.

     (c) In addition to the authority conferred upon the board of directors of the corporation by subsection (b), above, the board of directors of the corporation may authorize agreements to be entered into with each director for the purpose of indemnifying such director in the manner and to the extent provided herein:

        (i) The agreements authorized hereby may provide that the corporation shall, subject to the provisions of this section, pay, on behalf of a director with whom the same is entered into, any Loss or Expenses arising from any claim or claims which are made against the director (whether individually or jointly with other directors) by reason of any Covered Act of or by the director in his or her capacity as a director of the corporation.

        (ii)  For the purpose of this section, when used herein

                 (1) "Loss" means any amount which a director is legally obligated to pay for any claim for Covered Acts and shall include, without being limited to, damages, settlements, fines, penalties or, with respect to employee benefit plans, excise taxes, and expenses incurred, without being limited to, legal, accounting or investigative fees and expenses; and

                 (2) "Expenses" means any expenses incurred in connection with the defense against any claim for Covered Acts, including, without being limited to, legal, accounting or investigative fees and expenses; and

                 (3) "Covered Act" means any breach of duty, neglect, error, misstatement, misleading statement, omission or other act wrongfully done or attempted by a director so alleged by any claimant against the director solely by reason of his or her being a director of the corporation.

        (iii) The agreements may cover Loss or Expenses arising from any claims against the estate, heirs or legal representatives of a deceased director who was a director at the time the Covered Act upon which such claims are based was committed, and the legal representatives of a director or officer in the event of the director's incompetency, insolvency or bankruptcy.

        (iv) Any agreement authorized hereby may provide for the advancement of Expenses to a director prior to the final disposition of any action, suit or proceeding, or any appeal therefrom, involving such director and based on the alleged commission by such director of a Covered Act, subject to an undertaking by or on behalf of such director to repay same to the corporation if the Covered Act involves a claim for which final disposition of such action, suit, proceeding or appeal results in an adjudication adverse to such director.

        (v) The agreements authorized hereby may not indemnify a director from and against any Loss, and the corporation shall not reimburse for any Expenses, in connection with any claim or claims made against a director: (A) for any breach of the director's duty of loyalty to the corporation or its stockholders;
(B) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (C) for profits under Section 16(b) of the Exchange Act; or (D) for improper personal benefit (unless the transaction is permitted by Section 37.1 of the Rhode Island Business Corporation Act, as amended).

        (vi) The agreements authorized hereby may contain such other terms and conditions, consistent with the provisions of this section, as the board of directors determines to be necessary or desirable.

        SEVENTH: The restated articles of incorporation correctly set forth without change the corresponding provisions of the articles of incorporation as heretofore amended, and supersede the original articles of incorporation and all amendments thereto.

Dated:              , 1998
       -------------


                                         ------------------------------------
                                         Orville R. Harrold, its President


                                         ------------------------------------
                                         Heidi J. Eddins, its Secretary


STATE OF RHODE ISLAND  :
                       :  Sc.
COUNTY OF              :

        At __________________ in said county on this ______ day of _______________, 1998, personally appeared before me Orville R. Harrold, who, being by me first duly sworn, declared that he is the President of Providence and Worcester Railroad Company, that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.


                                         ------------------------------------
                                         Notary Public

(NOTARIAL SEAL)